     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 23, 2003


                                                     REGISTRATION NO. 333-106597
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 2

                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                               AEROPOSTALE, INC.
             (Exact Name of Registrant as Specified in its Charter)

              DELAWARE                               5600                              31-1443880
  (State or other jurisdiction of        (Primary Standard Industrial               (I.R.S. Employer
   incorporation or organization)        Classification Code Number)             Identification Number)

                            1372 BROADWAY, 8TH FLOOR
                            NEW YORK, NEW YORK 10018
                                 (646) 485-5398
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                JULIAN R. GEIGER
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                               AEROPOSTALE, INC.
                            1372 BROADWAY, 8TH FLOOR
                            NEW YORK, NEW YORK 10018
                                 (646) 485-5398
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                                   COPIES TO:

                JOSHUA N. KORFF, ESQ.                                WILLIAM F. SCHWITTER, ESQ.
                 KIRKLAND & ELLIS LLP                          PAUL, HASTINGS, JANOFSKY & WALKER LLP
                   CITIGROUP CENTER                                     75 EAST 55TH STREET
                 153 EAST 53RD STREET                                 NEW YORK, NEW YORK 10022
               NEW YORK, NEW YORK 10022                                    (212) 318-6000
                    (212) 446-4800

                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
                             ---------------------
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

    If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------
                                                                PROPOSED
                                           AMOUNT               MAXIMUM           PROPOSED MAXIMUM
TITLE OF EACH CLASS OF SECURITIES          TO BE             OFFERING PRICE          AGGREGATE             AMOUNT OF
         TO BE REGISTERED              REGISTERED(1)          PER UNIT(2)       OFFERING PRICE(1)(2)  REGISTRATION FEE(3)
--------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value.....       6,997,750               $25.71             $179,912,153            $14,555
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------



(1) Includes common stock that the Underwriters have the option to purchase to cover over-allotments, if any.


(2) The price per unit is estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and is $25.71, the average of the high and low prices of common stock of Aeropostale, Inc. as reported by the New York Stock Exchange on July 22, 2003.


(3) The Registrant previously paid $11,620 of the registration fee.

                             ---------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE



     The sole purpose of this Amendment is to file exhibits to the Registration Statement and to revise the calculation of the registration fee. Accordingly, this Amendment consists only of the facing page, this explanatory note and Part II of the Registration Statement. The Prospectus and Financial Statements are unchanged and have been omitted.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by Aeropostale in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee and the NASD filing fee.


SEC registration fee........................................  $ 14,555
NASD filing fee.............................................    14,860
Printing and engraving costs................................   150,000
Legal fees and expenses.....................................   200,000
Accounting fees and expenses................................   100,000
Blue Sky fees and expenses..................................    10,000
Transfer Agent and Registrar fees...........................     5,000
Miscellaneous expenses......................................    35,585
                                                              --------
  Total.....................................................   530,000
                                                              ========


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

     Article Nine of our amended and restated certificate of incorporation provides for the indemnification of directors and officers to the fullest extent permissible under Delaware law.

     Article Nine of our articles of incorporation also provides for the indemnification of officers, directors and third parties acting on our behalf if such person acted in good faith and in a manner reasonably believed to be in and not opposed to our best interest, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

     Reference is also made to Section 8 of the Underwriting Agreement contained in Exhibit 1.1 hereto, indemnifying officers and directors of Aeropostale against certain liabilities.

     Aeropostale, Inc. also maintains a directors and officers liability policy on behalf of its officers and directors.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits


 1.1    Form of Underwriting Agreement.
 3.1    Form of Amended and Restated Certificate of Incorporation.+
 3.2    Form of Amended and Restated By-Laws.+
 4.1    Specimen Common Stock Certificate.+
 4.2 Stockholders' Agreement, dated as of August 3, 1998, by and among MSS-Delaware, Inc., MSS Acquisition Corp. II,
        Federated Specialty Stores, Inc., Julian R. Geiger, David R.
        Geltzer and John S. Mills.+
 5.1    Opinion of Kirkland & Ellis LLP.
10.1    Aeropostale, Inc. 1998 Stock Option Plan.+
10.2    Aeropostale, Inc. 2002 Long-Term Incentive Plan.+
10.3    Loan and Security Agreement, dated July 31, 1998, between
        Bank Boston Retail Finance Inc., as agent for the lenders party thereto (the "Lenders"), the Lenders and MSS-Delaware, Inc.+

..4 10   First Amendment to Loan and Security Agreement, dated November 8, 1999, by and between Bank
        Boston Retail Finance Inc., as agent for the Lenders, the Lenders and MSS-Delaware, Inc.+
10.5    Second Amendment to Loan and Security Agreement, dated May 2, 2002, by and between Fleet
        Retail Finance Inc. (f/k/a Bank Boston Retail Finance), as agent for the Lenders, the
        Lenders and Aeropostale, Inc. (f/k/a MSS-Delaware, Inc.).+
10.6    Third Amendment to Loan and Security Agreement, dated June 13, 2001, by and between Fleet
        Retail Finance Inc. (f/k/a Bank Boston Retail Finance), as agent for the Lenders, the
        Lenders and Aeropostale, Inc. (f/k/a MSS-Delaware, Inc.).+
10.7    Fourth Amendment to Loan and Security Agreement, dated February 2, 2002, by and between
        Fleet Retail Finance Inc. (f/k/a Bank Boston Retail Finance), as agent for the Lenders, the
        Lenders and Aeropostale, Inc. (f/k/a MSS-Delaware, Inc.).+
10.8    Sublease Agreement, dated February 5, 2002, between the United States Postal Services and
        Aeropostale, Inc.+
10.9    Merchandise Servicing Agreement, dated March 1, 1999, between American Consolidation, Inc.
        and MSS-Delaware, Inc.+
10.10   Interim Merchandise Servicing Agreement, dated as of February 11, 2002, by and between
        American Consolidation Inc. and Aeropostale, Inc.+
10.11   Amended and Restated Sourcing Agreement, dated July 22, 2002, by and among Federated
        Department Stores, Inc., and Aeropostale, Inc., successor-in-interest to Specialty
        Acquisition Corporation and MSS-Delaware, Inc.++
10.12   Fifth Amendment to Loan and Security Agreement, dated April 15, 2002, by and between Fleet
        Retail Finance Inc. (f/k/a Bank Boston Retail Finance), as agent for the Lenders, the
        Lenders and Aeropostale, Inc. (f/k/a MSS-Delaware, Inc.).+
10.13   Amendment No. 1 to Stockholders' Agreement, dated April 23, 2002, by and among Aeropostale,
        Inc., Bear Stearns MB 1998-1999 Pre-Fund, LLC and Julian R. Geiger.+
10.14   Employment Agreement, dated as of February 1, 2002, between Aeropostale, Inc. and Julian R.
        Geiger.+
10.15   Employment Agreement, dated February 1, 2002, between Aeropostale, Inc. and Christopher L.
        Finazzo.++
10.16   Employment Agreement, dated February 1, 2002, between Aeropostale, Inc. and John S.
        Mills.++
10.17   Severance Policy of Aeropostale, Inc. for certain senior executives, effective August 1,
        2000.*
10.18   Severance Agreement, dated April 1, 2003, between Aeropostale, Inc. and Michael J.
        Cunningham.*
10.19   Severance Agreement, dated October 3, 2000, between Aeropostale, Inc. and Thomas P.
        Johnson.*
10.20   Amendment No. 2 to Stockholder's Agreement, dated June 25, 2003, by and among Aeropostale,
        Inc., Bear Stearns MB 1998-1994 Pre-Fund, LLC and Julian Geiger.*
21.1    List of subsidiaries of Aeropostale, Inc.+
23.1    Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).
23.2    Power of Attorney (on signature page).*
23.3    Consent of Deloitte & Touche LLP.*


---------------

 + Incorporated by reference to the Registration Statement on Form S-1, originally filed by Aeropostale, Inc. on March 8, 2003 (Registration No. 333-84056).

++ Incorporated by reference to the Annual Report on Form 10-K, for the fiscal year ended February 1, 2003.


 * Previously filed.



     (b) Financial Statement Schedules


     Schedule II -- Valuation and Qualifying Accounts.

ITEM 17.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification by the Registrant for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     We hereby undertake that:

     (f) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (g) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 23rd day of July, 2003.


                                          AEROPOSTALE, INC.

                                          By:       /s/ JULIAN R. GEIGER
                                            ------------------------------------
                                                      Julian R. Geiger
                                            Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


                    SIGNATURE                                          TITLE                          DATE
                    ---------                                          -----                          ----

               /s/ JULIAN R. GEIGER                    Chairman, Chief Executive Officer, and     July 23, 2003
 ------------------------------------------------      Director (Principal Executive Officer)
                 Julian R. Geiger

                        *                             President, Chief Operating Officer, and     July 23, 2003
 ------------------------------------------------                     Director
                  John S. Mills

                        *                            Senior Vice President and Chief Financial    July 23, 2003
 ------------------------------------------------                     Officer
              Michael J. Cunningham

                        *                             Vice President -- Controller (Principal     July 23, 2003
 ------------------------------------------------               Accounting Officer)
                 Alan C. Siebels

                        *                                             Director                    July 23, 2003
 ------------------------------------------------
                  Bodil Arlander

                        *                                             Director                    July 23, 2003
 ------------------------------------------------
              Mary Elizabeth Burton

                        *                                             Director                    July 23, 2003
 ------------------------------------------------
                   David Edwab

                        *                                             Director                    July 23, 2003
 ------------------------------------------------
                  John D. Howard

                        *                                             Director                    July 23, 2003
 ------------------------------------------------
                 Richard Metrick

                        *                                             Director                    July 23, 2003
 ------------------------------------------------
                   David Glaser

                        *                                             Director                    July 23, 2003
 ------------------------------------------------
                   Douglas Korn

                        *                                             Director                    July 23, 2003
 ------------------------------------------------
                  Richard Perkal

                        *                                             Director                    July 23, 2003
 ------------------------------------------------
                David B. Vermylen


* by Julian R. Geiger, attorney-in-fact.

                                 EXHIBIT INDEX


EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
  1.1     Form of Underwriting Agreement.
  3.1     Form of Amended and Restated Certificate of Incorporation.+
  3.2     Form of Amended and Restated By-Laws.+
  4.1     Specimen Common Stock Certificate.+
  4.2     Stockholders' Agreement, dated as of August 3, 1998, by and among MSS-Delaware, Inc., MSS Acquisition Corp. II,
          Federated Specialty Stores, Inc., Julian R. Geiger, David R.
          Geltzer and John S. Mills.+
  5.1     Opinion of Kirkland & Ellis LLP.
 10.1     Aeropostale, Inc. 1998 Stock Option Plan.+
 10.2     Aeropostale, Inc. 2002 Long-Term Incentive Plan.+
 10.3     Loan and Security Agreement, dated July 31, 1998, between
          Bank Boston Retail Finance Inc., as agent for the lenders
          party thereto (the "Lenders"), the Lenders and MSS-Delaware,
          Inc.+
 10.4     First Amendment to Loan and Security Agreement, dated
          November 8, 1999, by and between Bank Boston Retail Finance
          Inc., as agent for the Lenders, the Lenders and
          MSS-Delaware, Inc.+
 10.5     Second Amendment to Loan and Security Agreement, dated May
          2, 2002, by and between Fleet Retail Finance Inc. (f/k/a
          Bank Boston Retail Finance), as agent for the Lenders, the
          Lenders and Aeropostale, Inc. (f/k/a MSS-Delaware, Inc.).+
 10.6     Third Amendment to Loan and Security Agreement, dated June
          13, 2001, by and between Fleet Retail Finance Inc. (f/k/a
          Bank Boston Retail Finance), as agent for the Lenders, the
          Lenders and Aeropostale, Inc. (f/k/a MSS-Delaware, Inc.).+
 10.7     Fourth Amendment to Loan and Security Agreement, dated
          February 2, 2002, by and between Fleet Retail Finance Inc.
          (f/k/a Bank Boston Retail Finance), as agent for the
          Lenders, the Lenders and Aeropostale, Inc. (f/k/a
          MSS-Delaware, Inc.).+
 10.8     Sublease Agreement, dated February 5, 2002, between the
          United States Postal Services and Aeropostale, Inc.+
 10.9     Merchandise Servicing Agreement, dated March 1, 1999,
          between American Consolidation, Inc. and MSS Delaware, Inc.+
 10.10    Interim Merchandise Servicing Agreement, dated as of
          February 11, 2002, by and between American Consolidation
          Inc. and Aeropostale, Inc.+
 10.11    Amended and Restated Sourcing Agreement, dated July 22,
          2002, by and among Federated Department Stores, Inc., and
          Aeropostale, Inc., successor-in-interest to Specialty
          Acquisition Corporation and MSS-Delaware, Inc.++
 10.12    Fifth Amendment to Loan and Security Agreement, dated April
          15, 2002, by and between Fleet Retail Finance Inc. (f/k/a
          Bank Boston Retail Finance), as agent for the Lenders, the
          Lenders and Aeropostale, Inc. (f/k/a MSS-Delaware, Inc.).+
 10.13    Amendment No. 1 to Stockholders' Agreement, dated April 23,
          2002, by and among Aeropostale, Inc., Bear Stearns MB
          1998-1999 Pre-Fund, LLC and Julian R. Geiger.+
 10.14    Employment Agreement, dated as of February 1, 2002, between
          Aeropostale, Inc. and Julian R. Geiger.+
 10.15    Employment Agreement, dated February 1, 2002, between
          Aeropostale, Inc. and Christopher L. Finazzo.++
 10.16    Employment Agreement, dated February 1, 2002, between
          Aeropostale, Inc. and John S. Mills.++
 10.17    Severance Policy of Aeropostale, Inc. for certain senior
          executives, effective August 1, 2000.*
 10.18    Severance Agreement, dated April 1, 2003, between
          Aeropostale, Inc. and Michael J. Cunningham.*
 10.19    Severance Agreement, dated October 30, 2000, between
          Aeropostale, Inc. and Thomas P. Johnson.*
 10.20    Amendment No. 2 to Stockholder's Agreement, dated June 25,
          2003, by and among Aeropostale, Inc., Bear Stearns MB
          1998-1994 Pre-Fund, LLC and Julian Geiger.*
 21.1     List of subsidiaries of Aeropostale, Inc.+
 23.1     Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).
 23.2     Power of Attorney (on signature page).*
 23.3     Consent of Deloitte & Touche LLP.*


---------------

 + Incorporated by reference to the Registration Statement on Form S-1, originally filed by Aeropostale, Inc. on March 8, 2003 (Registration No. 333-84056).

++ Incorporated by reference to the Annual Report on Form 10-K, for the fiscal year ended February 1, 2003.


 * Previously filed.